                                POWER OF ATTORNEY

        Know all by these presents, that the undersigned hereby authorizes Peter
Strumph and David M. Tanen, of Nile Therapeutics,  Inc. ("Nile"), to execute for and on behalf of the undersigned,  in the undersigned's capacity as a Section 16 reporting  person of Nile,  Forms 3, 4 and 5, and any  amendments  thereto,  and cause such form(s) to be filed with the United  States  Securities  and Exchange
Commission and The NASDAQ Stock Market.  The  undersigned  hereby grants to each such  attorney-in-fact  full power and authority to do and perform any and every act and  thing  whatsoever  requisite,  necessary,  or  proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do personally present,  with full power of  substitution or revocation,  hereby  ratifying and confirming all that
each  such   attorney-in-fact,   or  such   attorney's-in-fact   substitute   or
substitutes,  shall  lawfully  do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned  acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the  undersigned,  are not assuming,  nor is Nile  assuming,  any of the undersigned's  responsibilities  to comply  with  Section  16 of the  Securities
Exchange Act of 1934, as amended or the rules promulgated thereunder.

        This Power of Attorney  shall  remain in full force and effect until the undersigned  is no longer  required to file Forms 3, 4 and 5 with respect to the undersigned's  holdings of, and transactions in, securities issued by Nile, unless earlier revoked by the  undersigned in a signed writing  delivered to the foregoing attorneys-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 29th day of May, 2008.

                                        /s/ Daron G. Evans
                                        ---------------------------------------
                                            Daron G. Evans